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                                                                      EXHIBIT 21




                  AMES DEPARTMENT STORES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


     As of January 29, 2000, the subsidiaries of the Company were as follows:


                 Name                                  State of Incorporation
                ------                               --------------------------

Ames Transportation Systems, Inc..............................         Delaware

Ames Realty II, Inc...........................................         Delaware

Ames FS, Inc..................................................         Delaware

     AMD, Inc., a subsidiary of Ames FS, Inc...................         Delaware

        Ames Merchandising Corporation,  a subsidiary of AMD, Inc.     Delaware